EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Tiger Jiujiang Mining, Inc. (the “Company”) on Form 10-Q for the six-month period ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Amended Quarterly Report”), I, Chang Ya-Ping, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Amended Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2013

/s/ “Chang Ya-Ping”
Chang Ya-Ping

Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tiger Jiujiang Mining Inc. and will be retained by Tiger Jiujiang Mining Inc. and furnished to the Securities and Exchange Commission or its staff upon request.